                            IMPLEMENTATION AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

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                                                                                                    PAGE
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
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1

AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2
         1.      Elliott GP "Due Diligence" Period  . . . . . . . . . . . . . . . . . . .            2
         2.      Elliott Good Faith Deposit   . . . . . . . . . . . . . . . . . . . . . .            2
         3.      Court Approval   . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3
         4.      Withdrawal of Syntek as General Partner  . . . . . . . . . . . . . . . .            3
         5.      Syntek Exit Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4
         6.      Syntek Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4
         7.      Syntek Affiliate Damages   . . . . . . . . . . . . . . . . . . . . . . .            5
                 A. Assumption Agreement  . . . . . . . . . . . . . . . . . . . . . . . .            5
                 B. Note Payable to Garden Capital, L.P   . . . . . . . . . . . . . . . .            5
         8.      Calculation of Net Amounts Owed by Syntek
                 and the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . .            5
         9.      Financing Terms of Net Partnership Payment to Syntek   . . . . . . . . .            6
         10.     Consensus Successor General Partner  . . . . . . . . . . . . . . . . . .            6
                 A.      Purchase Price of General Partnership Interests  . . . . . . . .            7
                 B.      Payment Terms for General Partnership Interest   . . . . . . . .            7
                 C.      Redemption of Elliott General Partnership Interest   . . . . . .            7
                 D.      Term of Elliott GP   . . . . . . . . . . . . . . . . . . . . . .            9
                 E.      Fee Compensation   . . . . . . . . . . . . . . . . . . . . . . .            9
                         i.    Asset Management Fee   . . . . . . . . . . . . . . . . . .            9
                         ii.    Property Disposition Fees   . . . . . . . . . . . . . . .           10
                 F.      Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10
                 G.      Services to the Partnership  . . . . . . . . . . . . . . . . . .           11
                 H.      Powers of the Elliott GP   . . . . . . . . . . . . . . . . . . .           11
         11.     Partnership Agreement Amendments   . . . . . . . . . . . . . . . . . . .           11
         12.     Proxy Statement/Consent Solicitation   . . . . . . . . . . . . . . . . .           11
         13.     Role of Mr. Elliott  . . . . . . . . . . . . . . . . . . . . . . . . . .           12
         14.     Special Tax Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . .           13
         15.     Indemnification of the Committee   . . . . . . . . . . . . . . . . . . .           13
         16.     Mutual Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13
         17.     Acceptance and Acknowledgment by the Elliott GP  . . . . . . . . . . . .           14

                                                                                                   Page
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
         18.     Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .           14
         19.     Compounding of Interest  . . . . . . . . . . . . . . . . . . . . . . . .           14
         20.     Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .           14
         21.     Representations and Warranties   . . . . . . . . . . . . . . . . . . . .           15
         22.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
         23.     Press Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
         24.     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16
         25.     "All-or-None" Deal   . . . . . . . . . . . . . . . . . . . . . . . . . .           16
         26.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16
                 A.       Governing Law   . . . . . . . . . . . . . . . . . . . . . . . .           16
                 B.       Successors and Assigns  . . . . . . . . . . . . . . . . . . . .           16
                 C.       Entire Agreement; No Oral Agreements  . . . . . . . . . . . . .           17
                 D.       Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
                          i.    Syntek    . . . . . . . . . . . . . . . . . . . . . . . .           17
                          ii.   Partnership   . . . . . . . . . . . . . . . . . . . . . .           18
                          iii.  Committee   . . . . . . . . . . . . . . . . . . . . . . .           18
                          iv.   Mr. Elliott, or the Elliott GP    . . . . . . . . . . . .           18
                 E.       Cooperation   . . . . . . . . . . . . . . . . . . . . . . . . .           19
                 F.       Interpretation  . . . . . . . . . . . . . . . . . . . . . . . .           19
                 G.       Delays or Omissions   . . . . . . . . . . . . . . . . . . . . .           19
                 H.       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .           19
                 I.       Severability  . . . . . . . . . . . . . . . . . . . . . . . . .           19
                 J.       Ambiguities   . . . . . . . . . . . . . . . . . . . . . . . . .           19

                            IMPLEMENTATION AGREEMENT

         This Implementation Agreement ("Agreement"), dated as of January 27, 1995, is made by and among, Syntek Asset Management, L.P. ("Syntek"), the general partner of National Realty, L.P. (the "Partnership"), the Partnership, the National Realty, L.P. Oversight Committee (the "Committee") and William H. Elliott, on behalf of himself and the Elliott GP (as defined herein) and shall be effective on the parties on the terms set forth herein.

                                    RECITALS

         A. Pursuant to a Settlement Agreement, dated as of May 9, 1990, the plaintiffs, Joseph B. Moorman, et. al., and defendants, the Partnership, National Operating, L.P., Syntek, Gene E. Phillips, William S. Friedman, Robert
A. McNeil, and Shearson Lehman Hutton, Inc., successor-in-interest to defendant E.F. Hutton & Company, Inc., agreed to settle a class action litigation matter, filed in the Superior Court of the State of California in and for the County of San Mateo, No. 322135, captioned as Moorman, et. al. v. Southmark Corporation, et. al.

         B.      In furtherance of the procedures set forth in Sections 6.3 and
6.4 of the Settlement Agreement, with the intent to clarify any ambiguities in the Settlement Agreement, Syntek and the Committee desire to proceed with the election of a successor general partner to Syntek, as general partner of the Partnership, on the terms and conditions set forth in this Agreement. The Partnership agrees to be bound by the terms and conditions set forth herein.

         C. Syntek and the Committee have agreed that if Syntek nominates the Elliott GP on the terms and conditions set forth in this Agreement, the Committee will not (i) propose a candidate to run against the Elliott GP and
(ii) will stipulate that the Elliott GP is not an Affiliate (as defined in the Settlement Agreement) of Syntek and Messrs. Phillips and Friedman and their affiliates.

         D. William H. Elliott, on behalf of himself and the Elliott GP, has agreed to stand for election as the successor general partner on the terms and conditions set forth herein, subject only to Mr. Elliott's and the Elliott GP's right to decline to stand for election based on Mr. Elliott's and the Elliott GP's right to decline to stand for election during the "due diligence" period set forth in paragraph 1 of this Agreement.

         E. Syntek and the Committee have agreed to submit this Agreement to the Supervising Judge, the Honorable Thomas Jenkins, for the approval of the court on the terms and conditions set forth in paragraph 3 of this Agreement.

         F. Syntek, the Committee, the Partnership and Mr. Elliott, on behalf of himself and the Elliott GP, now desire to set forth their intentions and agreements with respect to the terms and conditions relating to having the Elliott GP stand for election as the successor general partner to Syntek.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Syntek, the Committee, the Partnership and Mr. Elliott, on behalf of himself and the Elliott GP, hereto agree as follows:

                                   AGREEMENT

         1. Elliott GP "Due Diligence" Period. Mr. Elliott and the Elliott GP (as defined in paragraph 10) shall have until February 27, 1995 (the "Due Diligence Period") to decide whether Mr. Elliott and the Elliott GP wish to accept the rights and responsibilities of the Elliott GP in this Agreement and to stand for election as the successor general partner of the Partnership. At any time during the Due Diligence Period, Mr. Elliott, on behalf of himself and the Elliott GP, can notify Syntek and the Committee in writing of his desire to be bound by the rights and obligations of the Elliott GP in this Agreement (the "Elliott Acceptance Notice"). Upon receipt of the Elliott Acceptance Notice by Syntek and the Committee, Mr. Elliott and the Elliott GP shall have the rights and obligations of the Elliott GP set forth in this Agreement. If Mr. Elliott and the Elliott GP condition delivery of the Elliott Acceptance Notice upon any amendments to this Agreement, no party to this Agreement shall be required, or have any duty, to negotiate such amendments. If Mr. Elliott either (i) affirmatively notifies Syntek and the Committee within the Due Diligence Period of Mr. Elliott's desire not to be bound by this Agreement, for any reason, or
(ii) fails by the expiration of the Due Diligence Period to notify Syntek and the Committee in writing of Mr. Elliott's desire to be bound by the rights and obligations of the Elliott GP in this Agreement, Mr. Elliott and the Elliott GP shall have no rights or obligations under this Agreement.

         2. Elliott Good Faith Deposit. Within five business days of Syntek's and the Committee's receipt of the Elliott Acceptance Notice, Mr. Elliott, on behalf of himself and the Elliott GP, shall deliver $100,000 in readily available funds (the "Good Faith Deposit") to an escrow agent mutually acceptable to Mr. Elliott, Syntek and the Committee (the "Escrow Agent"). Syntek, the Committee and Mr. Elliott shall deliver a tri-party instruction letter to the Escrow Agent instructing the Escrow Agent to pay the Good Faith Deposit, plus any interest thereon, to the Partnership if the Elliott GP fails to stand for election as successor general partner for any reason other than the following:

                 A. The termination of the Agreement by (i) the Supervising Judge or (ii) any party to this Agreement, other than Mr. Elliott, or the Elliott GP;

                 B.       The death of Mr. Elliott; and

                 C. The incapacity of Mr. Elliott to perform the duties of the controlling person of the Elliott GP.

                 The tri-party instruction letter to the Escrow Agent shall require the Escrow Agent to pay the Good Faith Deposit, plus any interest thereon, to Mr. Elliott, or pursuant to his instructions, upon the final tabulation of the votes of the limited partners of the Partnership related to the proposed election of the Elliott GP as successor general partner (the "Vote Tabulation"). The Escrow Agent shall be required to make this payment after the Vote Tabulation regardless if the Elliott GP or is not, elected as the successor general partner.

                 Mr. Elliott, Syntek and the Committee shall submit any dispute related to the payment of the Good Faith Deposit to the Supervising Judge and shall be bound by the Supervising Judge's order. The Escrow Agent shall be entitled to rely on (i) the Supervising Judge's order with respect to payment of the Good Faith Deposit or (ii) instructions signed by Syntek, the Committee and Mr. Elliott. The Partnership shall indemnify the Escrow Agent in accordance with customary practices for escrow agents.

         3. Court Approval. Promptly after receipt of the Elliott Acceptance Notice, Syntek and the Committee jointly shall move the court for tentative approval of this Agreement and approval of the notice to be sent to class members. Syntek and the Committee jointly shall transmit the notice to class members at the time and in the manner directed by the court. Thereafter, following receipt of any comments or objections from class members, Syntek and the Committee jointly shall submit to the court all comments and objections received and shall serve the other parties hereto, and a final hearing on the approval of this Agreement shall be scheduled as the court directs. If the court desires that the parties to the Agreement follow any other procedures not set forth herein, the parties agree to use their best efforts to follow such procedures upon notification from the court. Each party's obligation to proceed with the terms and conditions set forth in this Agreement is subject to the court issuing an appropriate court order approving this Agreement, the implementation of the terms set forth herein, and finding that (i) the election of the Elliott GP upon the terms set forth herein are all in the best interest of the class members, and (ii) this Agreement and the terms contemplated herein are not inconsistent with the Settlement Agreement. Paragraph 18 herein shall govern after the court's tentative approval of this Agreement as set forth in this paragraph 3.

         4. Withdrawal of Syntek as General Partner. The Settlement Agreement provides that Syntek's resignation shall take effect upon the Elliott GP (or any other successor general partner) being duty elected and taking office.(1) Syntek's

_______________
(1) Syntek and the Committee expressly reserve the right herein to assert in any proceedings before the Supervising Judge (related to (i) the amount of the Exit Fee (as defined in paragraph 5) and (ii) withdrawal, as general partner of the Partnership, shall comply with Section
17.2 of the First Amended and Restated Agreement of Limited Partnership, dated as of January 29, 1987, as amended on May 14, 1990 ("Partnership Agreement") except for the 180-day notice period, which shall be shortened pursuant to (i) a valid amendment to the Partnership Agreement, or (ii) a valid waiver of this provision, by the limited partners of the Partnership. In addition to the requirement set forth in Section 17.2.3 of the Partnership Agreement that a majority of the outstanding Units vote for the Elliott GP as the successor general partner, Unit holders representing a majority of the Units held by persons who are not affiliates of Syntek, or Syntek's affiliates ("Non-Affiliated Unitholders") who vote, must vote for the Elliott GP as the successor general partner, in order for the Elliott GP to be elected as successor general partner of the Partnership. As set forth in Section 17.2.3 of the Partnership Agreement, if elected, the Elliott GP shall be admitted as a general partner immediately prior to the withdrawal of Syntek as general partner. If the required vote is not obtained, the provisions set forth in paragraph 25 herein shall apply.

         5. Syntek Exit Fee. The Supervising Judge shall determine the amount of the "fair market value" of the "interest" of Syntek pursuant to
Section 17.10 of the Partnership Agreement, as clarified by Section 6.5 of the Settlement Agreement (referred to herein as the "Exit Fee"). Syntek and the Committee shall each submit to the Supervising Judge its good faith calculation of the amount of the Exit Fee. Syntek and the Committee shall be allowed to submit supporting documentation. Syntek and the Committee shall each be entitled to receive copies of the other party's calculations and supporting documentation. Syntek and the Committee shall each be entitled to submit written materials in response to the other party's submissions. The Supervising Judge, upon his own motion, may require the parties to present oral arguments on the amount of the Exit Fee. The Partnership Agreement shall be amended to preclude any Exit Fees being paid to the Elliott GP, or any other successor general partner, other than (i) the redemption of the general partner's interest on the terms set forth in paragraph 10.C herein and (ii) the payment of any accrued but unpaid compensation owed to the general partner for the services set forth in paragraph 10.E herein, each as set forth in the Amended and Restated Partnership Agreement referred to in paragraph 11 herein.

         6. Syntek Note. Syntek shall calculate the amount due on Syntek's note to the Partnership given as partial consideration for its 1% general partnership interest in the Partnership in the principal amount of $4,175,593 (the "Capital Contribution Note") plus interest accrued on the Capital Contribution Note as required by the Settlement Agreement and Partnership Agreement ("Accrued Interest"). This amount shall be confirmed by the Partnership's certified public accountants pursuant to a certificate delivered to the Committee and the Supervising Judge. If the Committee disputes such amount, the Supervising Judge


- --------------------------------------------------------------------------------
(the amount of Syntek's Capital Contribution (as defined in paragraph 6)) what the "effective date" of Syntek's resignation under the Settlement Agreement shall be.

shall determine the amount. The sum of the principal and Accrued Interest is referred to herein as "Syntek's Capital Contribution." Syntek shall pay Syntek's Capital Contribution to the Partnership in accordance with paragraph 8.E herein.

         7. Syntek Affiliate Damages. The Supervising Judge shall determine the amount of damages, if any, owed by Syntek to the Partnership, or its affiliates, related to the following (referred to herein as "Syntek Affiliate Damages"):

                 A. Assumption Agreement. The Partnership's entering into the Acknowledgement and Assumption Agreement, dated as of December 27, 1991, with American Realty Trust, Inc., Syntek West, Inc., Gene E. Phillips and William S. Friedman (damages claim of approximately $1,800,000).

                 B. Note Payable to Garden Capital, L.P. The Partnership's execution of a note payable to Garden Capital, L.P. in the amount of $900,000 to extinguish the Southmark accruing note.

         8. Calculation of Net Amounts Owed by Syntek and the Partnership. The parties shall do the following:

                 A. Take the Supervising Judge's calculation of the amount of the Exit Fee, if any, owed to Syntek;

                 B        Subtract from the Exit Fee (or from zero, if no Exit
Fee is owed) the following:

                          i.      The amount of Syntek's Capital Contribution;
and

                          ii.     The amount, if any, of the Syntek Affiliate
Damages.

                 C. If the result of paragraph B above is a positive number, the Partnership shall owe this amount to Syntek ("Net Partnership Payment to Syntek"). If the result of paragraph B above is a negative number, Syntek and its affiliates shall owe this amount to the Partnership ("Net Syntek and Affiliates Payment to Partnership").

                 D. The Partnership shall be entitled to finance the Net Partnership Payment to Syntek, if any, in accordance with paragraph 9 below.

                 E. Syntek and its affiliates shall be entitled to finance the Net Syntek and Affiliates Payment to Partnership by delivering to the Partnership a promissory note on the following terms:

                          i.      Six quarterly equal installments of the
principal amount, with the first installment due on the 90th day after the termination of Syntek as general partner;

                          ii.     Six quarterly installments of the interest
due on the outstanding principal amount of the promissory note, with such interest due on the same day as the principal payments in (i) above, and with such interest accruing at the rate of 8 1/2% per year;

                          iii.    The delivery of sufficient collateral to
maintain a 100% loan to value ratio while the promissory note is outstanding and a corresponding security agreement or pledge agreement with respect to such collateral, unless all of the following are true at the time of the delivery of the promissory note, in which event, the debtor shall not be required to secure the note:

                                  a.       The execution of the note will not
cause the maker of the note to be insolvent; and

                                  b.       Payment of the note, would not, for
any other reason, be impaired.

                          iv.     If collateral is required to be delivered and
is not delivered, the Elliott GP, as general partner of the Partnership on behalf of the Partnership, shall be entitled to enforce the Net Syntek and Affiliates Payment to Partnership pursuant to the rights of a judgment creditor.

         9. Financing Terms of Net Partnership Payment to Syntek. If the Partnership owes a Net Partnership Payment to Syntek, Syntek shall accept a combination of (i) cash and (ii) a Partnership note ("Partnership Note") in aggregate equal to the amount of the Net Partnership Payment to Syntek in full satisfaction of the Net Partnership Payment to Syntek. The amount and the terms of the Partnership Note shall be negotiated between Syntek and the Committee, so that payments may be made by the Partnership to Syntek over a period of time on terms which shall not hinder the Partnership's ability to meet its financial obligations.

         10. Consensus Successor General Partner. The Elliott GP shall be a limited partnership, limited liability company or corporation controlled by William H. Elliott ("Mr. Elliott"). Syntek shall nominate the Elliott GP as the successor general partner of the Partnership. The Elliott GP must have a net worth sufficient for special tax counsel to render the tax opinion referred to in paragraph 14 below. The Committee hereby stipulates that the Elliott GP is not an "Affiliate" (as defined in the Settlement Agreement) of Syntek, Messrs. Phillips and Friedman and their affiliates. Syntek and all of its affiliates, including the ART Group, shall vote all of their limited partnership Units of the Partnership for the election of the Elliott GP as the successor general partner. The terms related to the Elliott GP becoming the successor general partner are set forth below.

                 A. Purchase Price of General Partnership Interests. The Elliott GP shall purchase a 1% general partnership interest in the Partnership and a 1% general partnership interest in the operating partnership (National Operating, L.P.) for an aggregate 1.99% interest in the Partnership. The purchase price for the 1.99% interest shall be equal to (i) the Market Capitalization (defined below) multiplied by (ii) 2.03% (the "Elliott GP Purchase Price").

                          "Market Capitalization" shall mean (i) $30.00
multiplied by (ii) the number of Units outstanding as of the date the Elliott GP is elected successor general partner of the Partnership.

                 B. Payment Terms for General Partnership Interest. The Elliott GP shall pay for the 1.99% interest with a combination of (i) cash and
(ii) a promissory note ("Elliott Note"). The mix of cash and the Elliott Note shall be satisfactory to special tax counsel and shall be based upon amounts, in the judgment of tax counsel, necessary for special tax counsel to render the tax opinion referred to in paragraph 14 below. The Elliott Note shall bear interest at the rate of 8-1/2% per year. A portion of any cash distributions to the Elliott GP, or any successor general partner, shall be applied (as set forth in the rest of this paragraph) to reduce the outstanding balance on the Elliott Note, or any similar successor general partner note, as applicable. The Elliott GP, or any successor general partner, shall make payments on the Elliott Note, or any similar successor general partner note, equal to the following formula:

                                  C x %F x 2/3

Where,

C = The amount of cash to be distributed on a per Unit equivalent basis; and

%F = The original percentage of the Elliott Note (or successor general partner note) financed in relation to the Elliott GP Purchase Price (or successor general partner purchase price).

         For example: If the Elliott GP originally financed 90% of the Elliott GP Purchase Price, the Elliott GP shall repay the Elliott Note out of cash distributions in an amount equal to 90% multiplied by 2/3, or 60% of the cash distribution that the Elliott GP would have been entitled to receive, if the entire distribution was made in cash. Accordingly, if a cash distribution to the Elliott GP would have been $100, the Elliott GP shall pay $60 towards repayment of the Elliott Note, and shall be entitled to $40 in cash.

                 C. Redemption of Elliott General Partnership Interest. Upon the termination of the Elliott GP as the general partner of the Partnership, the

Partnership shall redeem the Elliott GP's 1.99% general partnership interest based on the following calculations:

                          i.      The Market Capitalization (which shall be
based on the average closing prices of the Units for the 20 trading days occurring prior to the public announcement of the termination of the Elliott GP as general partner) shall be calculated (the "New Market Capitalization"). Then, the New Market Capitalization shall be multiplied by 2.03%.

                          ii.     If the amount determined in subparagraph i
above is equal to or less than the Elliott GP Purchase Price multiplied by two, that amount shall be the redemption price for the Elliott GP's general partnership interest.

                          iii.    If the amount determined in subparagraph i
above is greater than the Elliott GP Purchase Price multiplied by two, the amount of the redemption price for the Elliott GP general partnership interest shall be the sum of the following (an example is set forth as Exhibit A to this Agreement):

                                  a.       The Elliott GP Purchase Price
                                           multiplied by 1.33; and

                                  b.       The New Market Capitalization
                                           multiplied by 0.67%.

                          iv.     If the redemption price is greater than the
Elliott Purchase Price plus accrued and unpaid interest, the Partnership shall pay the Elliott GP the net difference (the '"Net Redemption Amount") as follows:

                                  a.       One-third of the Net Redemption
Amount, in cash on the day of the termination of the Elliott GP general partnership interest;

                                  b.       Two-thirds of the Net Redemption
Amount, in the form of a promissory note, with interest at the rate of 8 1/2% per year. This note shall be payable in two installments. The first installment shall be due 12 months from the date of the note and shall be equal to 50% of the principal amount of the note plus accrued interest. The second and last installment shall be due 24 months from the date of the note and shall be equal to the balance of the principal amount plus accrued interest. Provided the Partnership has sufficient equity in assets available for encumbrance (including unencumbered assets, or subordinate positions in encumbered assets), the promissory note shall be secured with an initial loan to value ratio of 70%. Upon payment of the first installment, collateral shall be released so that the loan to value ratio shall be 70% at that time.

                 D.       Term of Elliott GP.

                          i.      Syntek and its affiliates, including but not
limited to the ART Group, shall not under any circumstances vote their Units in any manner in an action related to the removal of the Elliott GP as general partner for 30 months from the date the Elliott GP takes office, unless such removal is for cause. Syntek also covenants for a period of 30 months from the Elliott GP taking office, that it shall not become the successor general partner to the Elliott GP or any successor partner to the Elliott GP, if the Elliott GP is removed without cause within 30 months from taking office, if any of Syntek's or the ART Group's transferees (other than Rule 144(e) transferees) vote for such removal. The Elliott GP, as successor general partner, shall have all legal and equitable rights to enforce the provisions set forth herein.

                          The following provisions of the Partnership Agreement
shall be incorporated into the Amended and Restated Partnership Agreement:

                                  a.       Section 16.3A, requiring Unitholders
holding 50% of the total outstanding Units to vote for the removal of the general partner;

                                  b.       Section 17.1, requiring a successor
general partner to be elected prior to the removal of the general partner; and

                                  c.       Section 16.3.3, requiring
Unitholders holding 66 2/3% of the total outstanding Units to vote for the successor general partner.

                          ii.     The limited partners, including Syntek and
its affiliates, may remove the Elliott GP, without cause, in accordance with the terms of the Amended and Restated Partnership Agreement at any time after the first 30 months.

                          iii.    If Syntek and its affiliates vote with the
limited partners to remove the Elliott GP without cause, and such removal is successful, during the period of time beginning on the first day of the 31st month after the Elliott GP becomes the general partner, and ending on the last day of the 48th month after the Elliott GP becomes the general partner, Syntek shall pay, or shall cause its affiliates to pay $250,000, in cash, to the Partnership (the "Removal Fee"). The Partnership shall make a special distribution to the Non-Affiliated Unitholders in an amount equal to the Removal Fee.

                 E. Fee Compensation. The Elliott GP, or, at Elliott GP's election, any affiliate of Elliott GP, shall be entitled to receive the following fees:

                          i.      Asset Management Fee. An asset management fee
equal to the greater of (x) 1/3 of 1% of the Market Capitalization determined and paid quarterly (at 1/12 of 1% of the Market Capitalization per quarter) or
(y) $60,000 per quarter;

                          ii.     Property Disposition Fees.

                                  a.       A disposition fee equal to 0.5% of
the gross sales price of the asset; and

                                  b.       An incentive disposition fee equal
to 10% of the amount, if any, by which the gross sales price of any property or asset sold by the Partnership exceeds 110% of the "adjusted cost" of such property or asset. The "adjusted cost" would be modified to reflect property values at December 31, 1994, with value calculated using the Partnership's "Reevaluation Equity." "Reevaluation Equity" shall mean the difference between the 1994 appraised value of the Partnership's real estate, adjusted to reflect the Partnership's estimate of disposition costs, and the face amount of mortgage notes payable and accrued interest, if any, encumbering such real estate.

                                  c.       Both of the Property Disposition
Fees shall be paid quarterly, based on sales made for that quarter.

                 F. Options. Effective as of the date of taking office, the Partnership shall grant options to purchase a total of 40,000 Units to the Elliott GP, Mr. Elliott or to an affiliate of Mr. Elliott or Elliott GP in such percentages or number of Units as Elliott GP determines in its sole discretion. The exercise price for the options will be as follows:

                   20,000 Units                @ $40 per Unit
                   20,000 Units                @ $45 per Unit


                          The options shall be fully vested on the date of
issuance and shall be exercisable 6 months from the date of issuance. Any unexercised options will expire 4 years from the date of issuance (subject to the provisions set forth below):

                          i.      If the Elliott GP is removed for cause during
the first 12 months, all unexercised options shall be forfeited;

                          ii.     If the Elliott GP is removed for cause after
the first 12 months and before the last day of the 24th month, the optionholder shall be entitled to exercise up to 50% of the unexercised options within 30 days from the removal date; and

                          iii.    If the Elliott GP is removed for cause after
the 24th month, the optionholder shall be entitled to exercise up to 100% of the unexercised options within 30 days from the removal date.

                          The options shall be subject to customary
anti-dilution protection. In addition, the exercise price will be reduced, dollar for dollar, on a per Unit basis, for all distributions made by the Partnership during the terms of the options in excess of 85% of the Partnership's "Funds Available for Distribution" (as such term shall be defined in the Option Agreement or Amended and Restated Partnership Agreement).

                 G.       Services to the Partnership.

                          i.      The Elliott GP shall agree that the parties
currently performing asset management (Basic Capital Management, Inc.), property management (Carmel Realty Services, Ltd. ("Carmel") and its subcontractors) and brokerage (Carmel) services shall continue to perform such services for the Partnership unless the Elliott GP determines that another party can perform such services at least as well and upon more advantageous terms to the Partnership. The Elliott GP shall be entitled to discontinue such services and to cancel these contracts upon 75 days notice after making this determination.

                          ii.     The Elliott GP and/or any parties controlled
by the Elliott GP or members of Mr. Elliott's family shall not directly or indirectly receive any compensation from the Partnership in excess of the compensation provided herein.

                 H. Powers of the Elliott GP. Except as otherwise restricted herein, the Elliott GP shall have all powers and responsibilities concerning the management and control of the Partnership that are currently set forth in Section 15 of the Partnership Agreement.

         11. Partnership Agreement Amendments. The Partnership Agreement will be amended and restated to (i) be updated and (ii) implement the provisions set forth herein (the "Amended and Restated Partnership Agreement"). The amendments to the Partnership Agreement shall be approved by Syntek, as general partner, as appropriate. In addition, Syntek and its affiliates, including the ART Group, shall vote their Units in favor of any of the amendments which require the vote of the Unitholders. Finally, whether or not required by the Partnership Agreement, or by law, a majority of the Units held by the Non-Affiliated Unitholders who vote, must vote in favor of the amendments. If the required vote is not obtained, the provisions set forth in paragraph 25 shall apply. All of the compensation provisions for the general partner of the Partnership in the Amended and Restated Partnership Agreement shall be conformed to the compensation provided to the Elliott GP as set forth herein.

         12. Proxy Statement/Consent Solicitation. Syntek shall prepare, or shall cause the Partnership to prepare a Proxy Statement/Consent Solicitation pursuant to the requirements of the Securities and Exchange Commission ("SEC") and all applicable state laws. The Partnership shall pay for all of the costs related thereto. The Committee, the Elliott GP and their attorneys and agents shall be entitled to review and comment upon all documents submitted to the SEC or any other regulatory agencies. However, the Proxy Statement/Consent Solicitation shall specify that the Committee and the Elliott GP each:

                          i.      Makes no representation regarding the
information set forth in the Proxy Statement/Consent Solicitation (other than as set forth in subparagraph ii below);

                          ii.     Has not participated in the preparation of
the Proxy Statement/Consent Solicitation (other than supplying information to Syntek, in writing, specifically for use in the Proxy Statement/Consent Solicitation; and

                          iii.    Assumes no legal responsibility for the
information contained in the Proxy Statement/Consent Solicitation.

                 The Committee and the Elliott GP shall not have any prior approval rights regarding Syntek's decision to file any documents with the SEC or any other regulatory agency. However, the Committee shall be entitled to petition the Supervising Judge to prevent Syntek from making any filing with the SEC, or other applicable regulatory agency. The Supervising Judge shall be required to order Syntek not to make such filing if the Supervising Judge finds that (i) the Committee's objections are material to the solicitation of the Unitholders or (ii) the Committee has not had adequate time to review the documents to be filed. Syntek shall be entitled to represent in the Proxy Statement/Consent Solicitation that the Committee has approved the Elliott GP as the successor general partner. The Committee shall be entitled to request that Syntek include statements attributable to the Committee in the Proxy Statement/Consent Solicitation. Syntek shall be entitled to refuse to include such statements in the Proxy Statement/Consent Solicitation, unless the Supervising Judge, after petition by the Committee, orders such statements to be included. Syntek shall use its best efforts to solicit the Unitholders to vote for the Elliott GP and for the amendments to the Partnership Agreement.

                 The Partnership shall pay all costs associated with any proxy solicitations. Syntek shall use its best efforts to cause the SEC and any other applicable regulatory agency to approve the Proxy Statement/Consent Solicitation. The Committee, the Elliott GP and their agents and attorneys shall have no right to be present at any meetings with the SEC or any other regulatory agencies.

         13. Role of Mr. Elliott. Mr. Elliott shall be the point person responsible for causing the parties to (i) enter into the additional agreements contemplated by this Agreement, as set forth in paragraph 20; and (ii) conduct the proxy solicitation contemplated herein. Mr. Elliott shall not personally conduct the proxy solicitation. Commencing with execution of this Agreement, the Partnership shall pay the reasonable fees and expenses of counsel retained by Mr. Elliott to assist him in this process and for his due diligence, not to exceed a cap of $50,000, unless the excess is approved by the Supervising Judge. In addition, commencing with execution of this Agreement, the Partnership shall pay Mr. Elliott his reasonable out-of-pocket expenses related to this process and for his due diligence, not to exceed a cap of $25,000. At Syntek's sole election, with such election being made on or before February 8, 1995, the Elliott GP shall be entitled to receive one of the following additional forms of compensation: (i) $10,000 per month effective upon the Elliott Acceptance Notice and terminating upon the Vote Tabulation, up to a maximum of $60,000, or (ii) a break-up fee of $100,000 payable if (x) this Agreement is terminated by Syntek and the Committee or (y) the Elliott GP stands for election as successor general partner and is not elected as successor general partner (the "Break-Up Fee"). If Syntek elects the Break-Up Fee form of compensation, the Partnership shall pay the Break-Up Fee into escrow, with the same Escrow Agent the parties selected under paragraph 2 for the Elliott Good Faith Deposit. The Break-Up Fee shall be paid into escrow simultaneous with, or before, the Good Faith Deposit is paid into escrow. In all situations, the Partnership shall pay the reasonable fees and costs of special tax counsel, as set forth below in paragraph 14.

         14. Special Tax Counsel. The Elliott GP, as the proposed successor general partner, shall select special tax counsel to the Partnership, who is reasonably acceptable to Syntek and the Committee. The Partnership shall pay all of the reasonable fees and costs of such special tax counsel. The special tax counsel shall render an opinion to the Partnership to the effect that the election of the Elliott GP and any of the actions taken by the Partnership's limited partners will not change the Partnership's tax status. If this opinion cannot be obtained, the provisions set forth in paragraph 25 of this Agreement shall apply.

         15. Indemnification of the Committee. The Partnership shall enter into separate, but identical, indemnification agreements with each member of the Committee ("Indemnification Agreements"). The Indemnification Agreements shall be drafted to be as favorable as possible to the members of the Committee and shall indemnify the members of the Committee, the Committee's agents and attorneys. The Indemnification Agreements shall contain terms similar, but not limited to those contained in Section 21 of the Partnership Agreement, including, but not limited to, the fullest indemnity possible and the advancement of expenses.

         16. Mutual Releases. Pursuant to separate, but identical releases, Syntek, the ART Group, the Partnership, Gene Phillips and Bill Friedman shall release the members of the Committee from any claims known or unknown. The Committee shall release Syntek, any other defendants, who also release the Committee, and any persons constituting the ART Group, who also release the Committee, from any claims known or unknown that the Committee, in its capacity as a Committee, may have against such persons pursuant to the Committee's powers as set forth in the Settlement Agreement.

         17. Acceptance and Acknowledgment by the Elliott GP. The Supervising Judge's order shall cover this paragraph 17 and the Elliott GP shall, as a condition to becoming the successor general partner of the Partnership, execute a document acknowledging the Partnership's entering into the Indemnification Agreements and the releases and shall agree not to challenge the validity of such agreements.

         18. Binding Agreement; Supervising Judge's Powers. The parties intend for this Agreement to be binding upon the parties upon the terms and conditions set forth herein. The parties hereby agree to be bound by the Supervising Judge's order with respect to any dispute that arises in the parties' interpretation of this Agreement. The parties agree that the Supervising Judge can compel performance with this Agreement and the agreements contemplated hereby, in the absence of any mutual agreement by the parties.

         19. Compounding of Interest. All references to interest payments in this Agreement, and the documents contemplated hereby, shall mean that such interest shall compound annually.

         20. Additional Agreements. After receiving the Elliott Acceptance Notice, the following documents (and all other necessary documents) shall be prepared:

                 A.       The Proxy Statement/Consent Solicitation;

                 B.       The Amended and Restated Partnership Agreement;

                 C.       The Option Agreement;

                 D.       The various escrow instructions;

                 E.       The Elliott Note;

                 F.       The Committee Indemnification Agreements;

                 G.       The Mutual Releases;

                 H. The Elliott GP acknowledgment document required by paragraph 17 herein;

                 I. An agreement between the Partnership, Syntek and the ART Group, pursuant to which Syntek and the ART Group shall covenant to cause any transferee, other than a transferee in a sale pursuant to Rule 144(e) of the Securities Act of 1933, as amended, to agree not to vote for Syntek, or Syntek's affiliates as the successor general partner to the Elliott GP upon the removal of the Elliott GP without cause within 30 months from taking office (the "Voting Restriction Agreement").

                 J.       Customary and usual legal opinions.

                 K. The necessary court papers and notices, induding but not limited to the approvals contemplated by paragraph 3 and the papers required to determine the Syntek Exit Fee, the Syntek Capital Contribution and the Syntek Affiliate Damages.

         21. Representations and Warranties. Each party to this Agreement represents and warrants that:

                 A. The execution, delivery and performance of this Agreement have been duly executed and delivered by such party and constitute the legal and valid binding obligation of such party, legally enforceable against such party in accordance with the terms of this Agreement, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect affecting the enforcement of creditor's rights generally, and (b) the equitable powers of the court, which has jurisdiction over the underlying litigation. However, the Committee brings to the other parties' attention that the Committee's powers derive exclusively from the Settlement Agreement and the Committee' Bylaws;

                 B. No other proceedings on such party's part are necessary to authorize this Agreement and the documents and transactions contemplated hereby;

                 C. Each party has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated herein and to carry out and perform its obligations under the terms of this Agreement and the agreements contemplated hereby. However, the Committee brings to the other parties' attention that the Committee's powers derive exclusively from the Settlement Agreement and its Bylaws.

         22. Definitions. All terms not defined herein shall have the meaning set forth in the Partnership Agreement, except that the ART Group shall mean (i) Syntek, (ii) Syntek Asset Management, Inc., a Texas corporation, (iii) American Realty Trust, Inc., a Georgia corporation, (iv) Messrs. Phillips and Friedman, and (v) any other person or persons listed on the Schedule 13D filings made by American Realty Trust, Inc. related to ownership in the Partnership. The term "removal for cause" shall be reasonably defined by the parties.

         23. Press Release. Within two business days from receiving the Elliott Acceptance Notice, the Partnership shall issue a press release in the form attached hereto as Exhibit B.

         24. Authorization. The signatories of this Agreement represent and warrant that their respective execution, delivery and performance of this Agreement has been duly authorized.

         25. "All-or-None" Deal, The agreements made by any party to the this Agreement shall only be binding upon such party if the Elliott GP is elected as successor general partner. If the Elliott GP is not elected as successor general partner, the Settlement Agreement, prior to the execution of this Agreement shall be in full force and effect and the Committee and the Supervising Judge shall be entitled to exercise any powers the Committee or the Supervising Judge has under such Settlement Agreement. By way of illustration, the following would occur, if the Elliott GP is not elected as successor general partner:

                 A.       This Agreement would terminate;

                 B. Syntek's status as general partner shall be restored to Syntek's status immediately prior to signing the Implementation Agreement;

                 C. The Supervising Judge's determination of the "Exit Fee" would be voided;

                 D. The Supervising Judge's determination of the Syntek Affiliate Damages would be voided;

                 E.       The Partnership Agreement would not be amended;

                 F. The parties could assert any rights they have under the Settlement Agreement.

         26.     Miscellaneous.

                 A. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California, without regard to principles of conflict of laws, provided, however, the internal governance of the Amended and Restated Partnership Agreement and other Partnership documents shall be governed by the laws of Delaware.

                 B. Successors and Assigns. Except as expressly set forth herein, no part of this Agreement or any rights, duties or obligations described herein shall be assigned or delegated without the express written consent of the parties hereto. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

                 C. Entire Agreement; No Oral Agreements. This Agreement, including the documents referred to herein, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior agreements and understandings, both written and oral. Each party expressly acknowledges that there are no agreements, oral or written, between the parties other than in this Agreement. Each party expressly waives the right to assert the existence of any oral agreements with respect to the transactions contemplated herein.

                 D. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail or commercial overnight courier (e.g., Federal Express, etc.), return receipt or confirmation of delivery requested, or by facsimile transmission with voice confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          i.      Syntek:

                                  c/o Syntek Asset Management, Inc.
                                  10670 North Central Expressway, Suite 600
                                  Dallas, TX 75231
                                  Attn: Chief Executive Officer
                                  Facsimile: (214) 373-0740

                                  with a copy to:

                                  Basic Capital Management, Inc.
                                  10670 North Central Expressway, Suite 600
                                  Dallas, TX 75231
                                  Attn: Robert A. Waldman, Senior Vice President
                                        and General Counsel
                                  Facsimile: (214) 373-0740

                                  with a copy to:

                                  Alan Halkett
                                  Latham & Watkins
                                  633 West 5th Street, Suite 4000
                                  Los Angeles, CA 90071
                                  Facsimile: (213) 891-8763

                          ii.     Partnership:

                                  c/o Syntek (listed above)

                          iii.    Committee:

                                  Kenneth R. Kelly, Chair
                                  2533 Allen Drive
                                  Auburn, CA 95602
                                  Facsimile: (916) 878-9339

                                  with copies to:

                                  McDonough, Holland & Allen
                                  A Professional Corporation
                                  555 Capitol Mall, 9th Floor
                                  Sacramento, CA 95814
                                  Attn: Julie Green
                                  Facsimile: (916) 444-8334

                                  Fotenos & Suttle, P.C.
                                  50 California Street, Suite 700
                                  San Francisco, CA 94111
                                  Attn: James F. Fotenos
                                  Facsimile: (415) 398-1869

                          iv.     Mr. Elliott, or the Elliott GP:

                                  William H. Elliott
                                  WHE, Inc.
                                  P.O. Box 15530
                                  Beverly Hills, CA 90209-2530
                                  Facsimile: (310) 276-9730

                                  with a copy to:

                                  Resch, Polster, Alpert & Berger
                                  10390 Santa Monica Blvd., 4th Floor
                                  Los Angeles, CA 90025-5058
                                  Attn: Lee M. Polster
                                  Facsimile: (310) 552-3209

                 E. Cooperation. All parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to expeditiously consummate or implement the transactions contemplated by this Agreement.

                 F. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 G. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative (except as expressly set forth).

                 H. Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

                 I. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 J. Ambiguities. The provisions of this Agreement shall be interpreted without regard to the drafting source and as if all parties drafted this Agreement in a reasonable manner to effect the purposes of the parties.

                      [THIS PART INTENTIONALLY LEFT BLANK]

                 Syntek, the Partnership, the Committee and Mr. Elliott, on behalf of himself and the Elliott GP, indicate their agreement to be bound by the terms of this Agreement by the signatures of their authorized representatives below.

NATIONAL REALTY, L.P., a Delaware            THE NATIONAL REALTY, L.P.
limited partnership                          OVERSIGHT COMMITTEE

By Syntek Asset Management, L.P., a
Delaware limited partnership, as             By   /s/ KENNETH R. KELLY
general partner                                 ------------------------------
                                                    Committee Member

   By Syntek Asset Management, Inc.,
   a Texas corporation, as managing          By   /s/ JOSEPH S. RADOVSKY
   general partner                              ------------------------------
                                                    Committee Member

       By   /s/ HAMILTON P. SCHRAUFF
          -----------------------------
              Hamilton P. Schrauff,             /s/ WILLIAM H. ELLIOTT
            Executive Vice President         ---------------------------------
                                             WILLIAM H. ELLIOTT, on behalf of
                                             himself, and the Elliott GP (as
                                             defined in this Agreement)
SYNTEK ASSET MANAGEMENT,
L.P., a Delaware limited partnership

By Syntek Asset Management, Inc., a
Texas corporation, as managing general
partner

   By   /s/ HAMILTON P. SCHRAUFF
      ------------------------------
            Hamilton P. Schrauff,
         Executive Vice President

                                   EXHIBIT A
                        Example of Paragraph 10.C.(iii)

Assume the following:

1.       The Elliott GP Purchase Price was $1,218,000 (calculated below); and

                        Assume: Market Capitalization
                     $60,000,000 (2,000,000 Units @ $30)
                       then, Elliott GP Purchase Price

                       $60,000,000 X 2.03% = $1,218,000
                                             ==========

2.       a.      The New Market Capitalization is $200,000,000.

         b.      The New Market Capitalization is $60,000,000.

         Then,

         A.      For $200,000,000 New Market Capitalization:

                 New Market Capitalization X 2.03% =           $4,060,000

                 Elliott GP Purchase Price =                   $1,218,000
                    Redemption Price =                         $4,060,000 unless
                    $4,060,000 is greater than ($1,218,000 X 2)

                 Since $4,060,000 is greater than $2,436,000, do the following:

                 1.   Multiply Elliott Purchase Price ($1,218,000)
                      by 1.33 =                                $1,619,940

                 2.   Multiply the New Market Capitalization
                      by 0.67% ($200,000,000 X 0.67%) =        $1,340,000
                                                               ----------
                 3.   Total                                    $2,959,940
                                                               ==========

         B.      For $60,000,000 New Market Capitalization:

                 New Market Capitalization X 2.03% =           $1,218,000

                 Elliott GP Purchase Price =                   $1,218,000

                    Redemption Price =                         $1,218,000 unless
                    $1,218,000 is greater than ($1,218,000 X 2)

                         Therefore, Purchase Price =           $1,218,000

                                   EXHIBIT B

                             Form of Press Release

                                                           FOR IMMEDIATE RELEASE

                       NATIONAL REALTY, L.P. ANNOUNCES
               AGREEMENT TO NOMINATE SUCCESSOR GENERAL PARTNER

DALLAS, February ___,1995 -- National Realty, L.P. (ASE: NLP) ("National Realty") today announced that an agreement had been entered into which provides for the nomination of a successor general partner of National Realty. The agreement is subject to approval of the Supervising Judge who was appointed in connection with the previously-reported 1990 settlement of a class action entitled Joseph B. Moorman, et al. v. Southmark Corporation, et al. (the "Moorman Settlement"). The Moorman Settlement had established a five-year plan which, among other things, required the appointment and operation of an Oversight Committee and, under certain circumstances, would require the replacement of Syntek Asset Management, L.P. ("SAMLP") as the general partner of National Realty.

On January 27, 1995, National Realty, SAMLP, the Oversight Committee and William H. Elliott executed an Implementation Agreement which provides for the nomination of an entity controlled by Mr. Elliott to be the successor general partner and for the resolution of all related matters under the Moorman Settlement. The Implementation Agreement was subject to receipt of a notice from Mr. Elliott that he consented to stand for election as the successor general partner. On February ___, 1995, Mr. Elliott formally notified the parties that he would stand for such election.

Mr. Elliott currently serves as ________ of _____________ in _________________,
California. He is the former Chairman and Chief Executive Officer of Angeles Corporation, a real estate investment company located in Los Angeles, California.

The Implementation Agreement shall be submitted to the Supervising Judge for tentative approval and approval of the notice to be sent to the original class members. Upon final approval by the Supervising Judge, the proposal to elect the successor general partner will be submitted to the unitholders of National Realty for a vote. In addition, the unitholders will vote upon amendments to the National Realty partnership agreement which relate to the proposed compensation of the successor general partner and other related matters.

Upon approval by the unitholders, SAMLP shall withdraw as general partner and the successor general partner shall take office. If the required approvals are obtained, National Realty anticipates that the successor general partner may be elected and take office during the third or fourth quarter of 1995.

The Implementation Agreement provides that SAMLP, and its affiliates owning units in National Realty, shall not vote to remove the successor general partner, except for removal with cause, for a period of thirty months from the date the successor general partner takes office. In addition, the Supervising Judge shall make a determination of any amounts which National Realty may owe to SAMLP upon SAMLP's withdrawal as general partner and any amounts which SAMLP or its affiliates may owe to National Realty. Any amounts which National Realty may be determined to owe to SAMLP may be paid by National Realty over a period of time to be determined by the parties on terms which shall not hinder National Realty's ability to meet its other financial obligations.

Upon the election and taking office of the successor general partner, the Moorman Settlement plan and the Oversight Committee shall be terminated. If the successor general partner is not elected, the existing Moorman Settlement shall remain in full force and effect and all of the provisions of the Implementation Agreement shall be voided.

National Realty is a national real estate investment partnership engaged in the acquisition, financing, operation and sale of real estate and related assets.

[Quotes from SAMLP or chair of Committee, in either case subject to the reasonable approval of the other party.]


                                     ###


For more information, please contact:
Kevin LeBlanc, Manager Investor Relations (214) 692-4800





                                     -2-